Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart B. Burgdoerfer, Douglas L. Williams and Timothy J. Faber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to take any and all actions, to execute and deliver any and all documents, agreements, certificates and instruments, to take any and all steps deemed by each said attorney-in-fact and agent to be necessary or appropriate in connection with the general corporate matters for each of Bath & Body Works Brand Management, Inc., Bath & Body Works, LLC, beautyAvenues, Inc., Intimate Brands, Inc., Limited Brands Direct Fulfillment, Inc., Limited Service Corporation, Limited Store Planning, Inc., Mast Industries, Inc., Victoria’s Secret Direct Brand Management, LLC, Victoria’s Secret Stores Brand Management, Inc., Victoria’s Secret Stores, LLC and all other existing and future direct and indirect subsidiaries of Limited Brands, Inc. (“LBI”); including, without limitation: to prepare, execute, and file with the Securities and Exchange Commission (the “Commission”) a registration statement for the registration under applicable law of any amount or type of securities to be issued by LBI, including any and all exhibits and other documents (collectively, the “Registration Statement”), and such further amendment or amendments thereto as they may deem necessary or desirable or as may be required by the rules and regulations of the Commission, and to do such other acts and things and to execute such other documents as they may deem necessary or desirable to cause the Registration Statement to comply with applicable law and the rules and regulations of the Commission thereunder and to become effective under applicable law, and the preparation, execution, and filing of any documents in connection with: (i) any guaranteed debt of LBI including, without limitation, future issuances of guaranteed debt securities; and (ii) the credit facilities, financing activities and general corporate matters of LBI, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of this 20th day of April, 2010.

/S/ LESLIE H. WEXNER Leslie H. Wexner

/S/ STUART B. BURGDOERFER Stuart B. Burgdoerfer

/S/ DOUGLAS L. WILLIAMS Douglas L. Williams

[Power of Attorney Signature Page]